UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	May 17, 2005

NACCO INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9172	34-1505819

(Commission File Number)	(IRS Employer Identification Number)

5875 Landerbrook Drive, Cleveland, OH	44124-4017

(Address of Principal Executive Offices)	(Zip Code)

(440) 449-9600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.

     On May 17, 2005 NACCO Industries, Inc. (the “Company”) will update its Subsidiary Companies’ Business Highlights web pages on its website, www.nacco.com, to include supplemental information about the Company’s subsidiaries not previously disclosed. In addition, the Company will post updated lift truck market data on its website. The updated Subsidiary Companies’ Business Highlights information and the updated lift truck market data are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

     This Current Report on Form 8-K and the information attached hereto are being furnished by the Company pursuant to Item 2.02 and 7.01 of Form 8-K, insofar as they disclose historical information regarding the Company’s results of operations.

     In accordance with General Instruction B.2, B.5 and B.6 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing, nor shall it be deemed an admission as to the materiality of such information.

Item 9.01 Financial Statements and Exhibits.

     As described in Item 2.02 and 7.01 of this Current Report on Form 8-K, the following Exhibit is furnished as part of this Current Report on Form 8-K.

(c)	Exhibits

	99.1	NACCO Industries, Inc.’s Subsidiary Companies’ Business Highlights information, as posted on the NACCO Industries, Inc. website at www.nacco.com on May 17, 2005.

	99.2	Updated lift truck market data, as posted on the NACCO Industries, Inc. website at www.nacco.com on May 17, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACCO INDUSTRIES, INC.

	By:	/s/ Kenneth C. Schilling

Name: Kenneth C. Schilling Title: Vice President and Controller
Date: May 17, 2005

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	NACCO Industries, Inc.’s Subsidiary Companies’ Business Highlights information, as posted on the NACCO Industries, Inc. website at www.nacco.com on May 17, 2005.

99.2	Updated lift truck market data, as posted on the NACCO Industries, Inc. website at www.nacco.com on May 17, 2005.

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